Exhibit 3.19

CERTIFICATE OF INCORPORATION

OF

BritAir Acquisition Corp. Inc.

FIRST. The name of the corporation is BritAir Acquisition Corp. Inc.

SECOND. The address of the corporation’s regis tered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, and the par value of each of such shares is $.01.

FIFTH. The name and mailing address of the incorporator is Stuart K. Min, 125 Broad Street, New York, New York 10004.

SIXTH. The board of directors of the corporation is expressly authorized to adopt, amend or repeal by-laws of the corporation.

SEVENTH. Elections of directors need not be by written ballot except and to the extent provided in the by laws of the corporation.

EIGHTH. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares at the time entitled to vote at an election of directors, whether or not the board of directors .is classified as ~rovided in subsection (d) of section 141 of Title 8 of the Delaware Code.

IN WITNESS WHEREOF, I have signed this certificate of incorporation this 4th day of September, 1987.

/s/ Stuart K. Min
Stuart K. Min

2

STATEMENT OF ORGANIZATION

OF THE INCORPORATOR OF

BRITAIR ACQUISITION CORP. INC.

The undersigned incorporator of BritAir Acqusition Corp. Inc., a Delaware corporation, hereby certifies pursuant to Section 108 of the General Corporation Law of the State of Delaware:

1. The certificate of incorporation of said corporation was filed with the Secretary of State of the State of Delaware on September 8, 1987 and recorded in the office of the Recorder of New Castle County, Delaware on September 8, 1987.

2. The by-laws annexed hereto have been adopted by me as and for the by-laws of said corporation.

3. The following named persons have been elected by me as the directors of said corporation to hold office until the first annual meeting of stockholders. or until their successors are elected and qualify:

Richard A. Gamble
Richard E. Gerien
Dard F. Stagg

IN WITNESS WHEREOF, I have signed this instrument as of the date when these sections were so taken this 8th day of September, 1987.

/s/ Stuart K. Min
Stuart K. Min

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

BRITAIR ACQUISITION CORP. INC.

BRITAIR ACQUISITION CORP. INC., a Delaware corporation, hereby certifies as follows:

FIRST. The Board of Directors if said corporation duly adopted a resolution setting forth and declaring advisable the amendment of Article Fourth of the certificate of incorporation of said corporation to increase the total number of shares which the corporation shall have authority to issue from One Thousand (1,000) shares of Common Stock of the par value of $.01 per share to Five Thousand (5,000) shares of Common Stock of the part value of $.01 per share so that, as amended, said Articles shall read as follows:

“FOURTH. The total number of shares which the corporation shall have authority to issue is Five Thousand (5,000) shares of Common Stock, and the par value of each of such shares is $.01.”

SECOND. In lieu of a vote of stockholders, written consent to the foregoing amendment has been given by the holder of all of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware; and such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, BRITAIR ACQUISITION CORP. INC. has caused this certificate to be signed by John Story, its President, and attested by Pail C. Jasinski, its Secretary on the 24th day of May, 1993.

BRITAIR ACQUISITION CORP. INC.

		By:	/s/ John Story
Name: John Story
Title: President

Attest:

By:	/s/ Paul C. Jasinski
Name: Paul C. Jasinski
Title: Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
BRITAIR ACQUISITION CORP. INC.

The undersigned, being the Secretary of BritAir Acquisition Corp. Inc., a Delaware corporation, does hereby certify as follows:

1.             The Board of Directors of the corporation duly adopted a resolution setting forth and declaring advisable a proposed amendment to the Certificate of Incorporation of the corporation, as hereinafter set forth:

2.             Said resolution called for the following amendment to said Certificate of Incorporation:

That the Article FIRST of the Certificate of Incorporation is amended in its entirety to read as follows:

“FIRST, The name of the corporation is Galileo B.A., Inc.”

3.             In lieu of a vote of stockholders, written consent to the foregoing amendment has been given by the holder of all the outstanding capital stock of the corporation entitled to vote thereon in accordance with the provision of Section 228 of the General Corporation Law of the State of Delaware.

4.             That the Certificate of Incorporation is hereby amended as set forth above on the effective date as hereinafter set forth, its accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

5.             The effective date of the amendment set forth above shall be June 30, 1999.

IN WITNESS WHEREOF, the undersigned being the duly authorized officer of BritAir Acquisition Corp., executes this certificate on the 29th day of June, 1999.

/s/ Paul Jasinaki
Name: Paul Jasinski
Title: Secretary

Attest:

/s/ Judith Finch
Name:
Title:

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT

GALILEO BA, INC.

It is hereby certified that:

1.             The name of the corporation (hereinafter called the “corporation”) is GALILEO BA, INC.

2.             The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.             The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.             The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on June 24, 2002.

/s/ Lynn Feldman
Name: Lynn Feldman
Title: Assistant Secretary